[Fidelity Investments logo]

October 1, 2021

State Street Bank and Trust Company 200 Clarendon Street, 16th Floor Boston, Massachusetts 02116

Attention: Sheila McClorey, Transfer Agent Vice President

Re: Transfer Agency and Service Agreement between each of the Investment Companies listed on Appendix “A” thereto, (each a “Trust” and collectively the “Trusts”) and State Street Bank and Trust Company (the “Transfer Agent”) made as of October 11, 2013 (the “Transfer Agent Agreement”)

Ladies and Gentlemen:

This letter and the enclosed Appendix “A” to the Transfer Agent Agreement (“Appendix A”) are being delivered to the Transfer Agent to amend the Transfer Agent Agreement.

The following investment companies, which are exchange traded funds, desire to become a party to the Transfer Agent Agreement, and the Transfer Agent desires to provide the services set forth in the Transfer Agent Agreement to such fund, effective October 1, 2021

Fidelity Clean Energy ETF Fidelity Cloud Computing ETF Fidelity Digital Health ETF

Fidelity Electric Vehicles and Future Transportation ETF

When Appendix A is countersigned by the Transfer Agent, the investment company noted above shall become a “Trust” under the Transfer Agent Agreement and shall be bound by all terms and conditions and provisions of the Transfer Agent Agreement including, without limitation, the representations and warranties set forth in Section 4 of the Transfer Agent Agreement.

If you are in agreement with the foregoing, please countersign the enclosed copy of updated Appendix A and return it to the undersigned.

Sincerely,

/s/Elvia McCormack

Elvia McCormack Legal Product Manager

APPENDIX “A”

To

Transfer Agency and Service Agreement made as of October 11, 2013 LIST OF INVESTMENT COMPANIES

Effective as of October 1, 2021

Fund #	Fund Name	Trust
1283	Fidelity NASDAQ Composite Index ETF	Fidelity Commonwealth Trust
6157	Fidelity Blue Chip Growth ETF	Fidelity Covington Trust
6190	Fidelity Blue Chip Value ETF	Fidelity Covington Trust
6442	Fidelity Clean Energy ETF	Fidelity Covington Trust
6443	Fidelity Cloud Computing ETF	Fidelity Covington Trust
2854	Fidelity Dividend ETF for Rising Rates	Fidelity Covington Trust
6444	Fidelity Digital Health ETF	Fidelity Covington Trust
6445	Fidelity Electric Vehicles and Future Transportation ETF	Fidelity Covington Trust
3354	Fidelity Emerging Markets Multifactor ETF	Fidelity Covington Trust
6339	Fidelity Growth Opportunities ETF	Fidelity Covington Trust
2853	Fidelity High Dividend ETF	Fidelity Covington Trust
3088	Fidelity High Yield Factor ETF	Fidelity Covington Trust
3063	Fidelity International High Dividend ETF	Fidelity Covington Trust
3355	Fidelity International Multifactor ETF	Fidelity Covington Trust
3064	Fidelity International Value Factor ETF	Fidelity Covington Trust
2855	Fidelity Low Volatility Factor ETF	Fidelity Covington Trust
6340	Fidelity Magellan ETF	Fidelity Covington Trust
2856	Fidelity Momentum Factor ETF	Fidelity Covington Trust
2574	Fidelity MSCI Communication Services Index ETF	Fidelity Covington Trust
2566	Fidelity MSCI Consumer Discretionary Index ETF	Fidelity Covington Trust
2567	Fidelity MSCI Consumer Staples Index ETF	Fidelity Covington Trust
2568	Fidelity MSCI Energy Index ETF	Fidelity Covington Trust
2569	Fidelity MSCI Financials Index ETF	Fidelity Covington Trust
2570	Fidelity MSCI Health Care Index ETF	Fidelity Covington Trust
2571	Fidelity MSCI Industrials Index ETF	Fidelity Covington Trust
2572	Fidelity MSCI Information Technology Index ETF	Fidelity Covington Trust
2573	Fidelity MSCI Materials Index ETF	Fidelity Covington Trust
2735	Fidelity MSCI Real Estate Index ETF	Fidelity Covington Trust
2575	Fidelity MSCI Utilities Index ETF	Fidelity Covington Trust
6079	Fidelity New Millennium ETF	Fidelity Covington Trust
6414	Fidelity Preferred Securities & Income ETF	Fidelity Covington Trust
2857	Fidelity Quality Factor ETF	Fidelity Covington Trust
6341	Fidelity Real Estate Investment ETF	Fidelity Covington Trust
6342	Fidelity Small-Mid Cap Opportunities ETF	Fidelity Covington Trust
3356	Fidelity Small-Mid Multifactor ETF	Fidelity Covington Trust
5027	Fidelity Stocks for Inflation ETF	Fidelity Covington Trust
6415	Fidelity Sustainability U.S. Equity ETF	Fidelity Covington Trust
6044	Fidelity U.S. Multifactor ETF	Fidelity Covington Trust
2858	Fidelity Value Factor ETF	Fidelity Covington Trust
6416	Fidelity Women’s Leadership ETF	Fidelity Covington Trust
2720	Fidelity Corporate Bond ETF	Fidelity Merrimack Street Trust
6353	Fidelity Investment Grade Bond ETF	Fidelity Merrimack Street Trust

Fund #	Fund Name	Trust
6354	Fidelity Investment Grade Securitized ETF	Fidelity Merrimack Street Trust
2721	Fidelity Limited Term Bond ETF	Fidelity Merrimack Street Trust
3089	Fidelity Low Duration Bond Factor ETF	Fidelity Merrimack Street Trust
2722	Fidelity Total Bond ETF	Fidelity Merrimack Street Trust

Each of the Investment Companies Listed Above, on behalf of each of their Respective Portfolios

By:

/s/Craig Brown

 Craig Brown

Assistant Treasurer

Fidelity Equity and High Income Funds

Fidelity Fixed Income and Asset Allocation Funds

State Street Bank and Trust Company

By:

/s/Jason O’Neill

Name:

Jason O’Neill

Title:

Vice President